Exhibit 23.2

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


To Neose Technologies, Inc.:


As independent public accountants, we hereby consent to the incorporation by reference in this S-3 Registration Statement of our report dated March 30, 1999 included in Neose Technologies, Inc.'s Form 10-K for the year ended December 31, 1998 and to all references to our firm included in this Registration Statement.

/s/ Arthur Andersen LLP




Philadelphia, Pa.
  July 26, 1999